As filed with the Securities and Exchange Commission on October 6, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BANCORPSOUTH, INC.
(Exact name of registrant as specified in its charter)

Mississippi	64-0659571
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
(Address of Principal Executive Offices)

BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors
(Full Title of the Plan)

Aubrey B. Patterson
Chairman and Chief Executive Officer
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
(Name and Address of Agent For Service)
(662) 680-2000
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
E. Marlee Mitchell, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum
	Amount to be	offering price	Proposed maximum	Amount of
Title of securities to be registered	registered	per share	aggregate offering price	registration fee
Common stock, par value $2.50 per share (1), (2)	580,000 (3)	$27.42 (4)	$15,903,600	$625

(1)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that became issuable under the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(3)	Shares registered for issuance pursuant to the Plan. The Plan authorizes the issuance of a maximum of 964,000 shares of common stock, 384,000 of which were registered pursuant to a Registration Statement on Form S-8 (Registration No. 033-60699) for which the registration fee was previously paid in full.

(4)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported on September 30, 2008, as reported on the New York Stock Exchange.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Riley, Caldwell, Cork & Alvis, P.A.
Ex-23.1 Consent of KPMG LLp

EXPLANATORY NOTE
     BancorpSouth, Inc. (the “Company”) is filing this Registration Statement on Form S-8 to register an additional 580,000 shares of the Company’s common stock, $2.50 par value (“Common Stock”), issuable pursuant to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (the “Stock Option Plan”). The contents of the Company’s Registration Statement on Form S-8 (Registration No. 033-60699) registering shares of Common Stock issuable pursuant to the Stock Option Plan and filed with the Securities and Exchange Commission on June 29, 1995 is hereby incorporated by reference pursuant to Instruction E to Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to 580,000 shares of Common Stock not previously registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number		Description of Exhibit
4.1	–	Articles of Incorporation, as amended and restated (1)

4.2	–	Bylaws, as amended and restated (2)

4.3	–	Amendment No. 1 to Amended and Restated Bylaws (3)

4.4	–	Amendment No. 2 to Amended and Restated Bylaws (4)

4.5	–	Amendment No. 3 to Amended and Restated Bylaws (4)

4.6	–	Specimen Common Stock Certificate (5)

4.7	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (6)

4.8	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (7)

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	–	Consent of KPMG LLP

24.1	–	Power of Attorney (included on page II-2)

99.1	–	BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (8)

99.2	–	Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (9)

99.3	–	Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (10)

(1)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007 (file number 1-12991) and incorporated by reference thereto.

(2)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 (file number 1-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (file number 1-12991) and incorporated by reference thereto.

(4)	Filed as exhibits to the Company’s Current Report on Form 8-K, filed on January 26, 2007 (file number 1-12991), and incorporated by reference thereto.

(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (file number 0-10826) and incorporated by reference thereto.

(6)	Filed as an exhibit to the Company’s Registration Statement on Form 8-A, filed on April 24, 1991, and incorporated by reference thereto.

(7)	Filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, filed on March 28, 2001 (file number 1-12991), and incorporated by reference thereto.

(8)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (file number 1-12991) and incorporated by reference thereto.

(9)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 (file number 1-12991) and incorporated by reference thereto.

(10)	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed on April 29, 2008 (file number 1-12991), and incorporated by reference thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on October 6, 2008.

BANCORPSOUTH, INC.
By:	/s/ Aubrey B. Patterson
Aubrey B. Patterson
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and any registration statement related to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aubrey B. Patterson Aubrey B. Patterson	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	October 6, 2008

/s/ L. Nash Allen, Jr. L. Nash Allen, Jr.	Treasurer and Chief Financial Officer (principal financial and accounting officer)	October 6, 2008

Director

James E. Campbell III

Director

Hassell H. Franklin

/s/ W. G. Holliman, Jr. W.G. Holliman, Jr.	Director	October 6, 2008

James V. Kelley	President, Chief Operating Officer and Director

/s/ Larry G. Kirk Larry G. Kirk	Director	October 6, 2008

Name	Title	Date

/s/ Turner O. Lashlee	Director	October 6, 2008
Turner O. Lashlee

Director

Guy W. Mitchell, III

/s/ R. Madison Murphy	Director	October 6, 2008
R. Madison Murphy

/s/ Robert C. Nolan	Director	October 6, 2008
Robert C. Nolan

/s/ W. Cal Partee, Jr. W. Cal Partee, Jr.	Director	October 6, 2008

/s/ Alan W. Perry Alan W. Perry	Director	October 6, 2008

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibit
4.1	–	Articles of Incorporation, as amended and restated (1)

4.2	–	Bylaws, as amended and restated (2)

4.3	–	Amendment No. 1 to Amended and Restated Bylaws (3)

4.4	–	Amendment No. 2 to Amended and Restated Bylaws (4)

4.5	–	Amendment No. 3 to Amended and Restated Bylaws (4)

4.6	–	Specimen Common Stock Certificate (5)

4.7	–	Rights Agreement, dated as of April 24, 1991, including as Exhibit A the forms of Rights Certificate and of Election to Purchase and as Exhibit B the summary of Rights to Purchase Common Shares (6)

4.8	–	First Amendment to Rights Agreement, dated as of March 28, 2001 (7)

5.1	–	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

23.1	–	Consent of KPMG LLP

24.1	–	Power of Attorney (included on page II-2)

99.1	–	BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (8)

99.2	–	Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (9)

99.3	–	Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (10)

(1)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2007 (file number 1-12991) and incorporated by reference thereto.

(2)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 (file number 1-12991) and incorporated by reference thereto.

(3)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (file number 1-12991) and incorporated by reference thereto.

(4)	Filed as exhibits to the Company’s Current Report on Form 8-K, filed on January 26, 2007 (file number 1-12991), and incorporated by reference thereto.

(5)	Filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 (file number 0-10826) and incorporated by reference thereto.

(6)	Filed as an exhibit to the Company’s Registration Statement on Form 8-A, filed on April 24, 1991, and incorporated by reference thereto.

(7)	Filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, filed on March 28, 2001 (file number 1-12991), and incorporated by reference thereto.

(8)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (file number 1-12991) and incorporated by reference thereto.

(9)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 (file number 1-12991) and incorporated by reference thereto.

(10)	Filed as an exhibit to the Company’s Current Report on Form 8-K, filed on April 29, 2008 (file number 1-12991), and incorporated by reference thereto.

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